Exhibit 10.1

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT, dated as of March 6, 2018 (this “Agreement”), is by and among BGC Partners, Inc., a Delaware corporation (“BGC Partners”), BGC Holdings, L.P., a Delaware limited partnership (“BGC Holdings”), BGC Partners, L.P., a Delaware limited partnership (“BGC U.S. Opco”), BGC Global Holdings, L.P., a Cayman Islands limited partnership (“BGC Global Opco” and collectively with BGC U.S. Opco, the “BGC Opcos”), Newmark Group, Inc., a Delaware corporation (“Newmark”), Newmark Holdings, L.P., a Delaware limited partnership (“Newmark Holdings”), and Newmark Partners, L.P., a Delaware limited partnership (“Newmark Opco” and collectively, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, BGC Partners will invest $241,960,000 (the “Investment Amount”);

WHEREAS, the Parties desire that, on the terms and subject to the conditions herein: (a) BGC Partners shall invest a portion of the Investment Amount in Newmark Holdings in exchange for limited partnership interests of Newmark Holdings and shall invest the remainder of the Investment Amount in the BGC Opcos in exchange for limited partnership interests of the BGC Opcos; (b) the BGC Opcos shall invest the portion of the Investment Amount that they receive from BGC Partners in Newmark Holdings in exchange for limited partnership interests of Newmark Holdings; and (c) Newmark Holdings shall invest all of the Investment Amount that it receives from BGC Partners and the BGC Opcos in Newmark Opco in exchange for limited partnership interests of Newmark Opco; and

WHEREAS, Newmark Opco intends to use the Investment Amount that it receives to repay certain outstanding indebtedness.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following capitalized terms shall have the following meanings for all purposes of this Agreement:

“BGC Global Opco Limited Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of BGC Global Opco, as it may be amended from time to time.

“BGC Global Opco Limited Partnership Interest” means “Limited Partnership Interest” as defined in the BGC Global Opco Limited Partnership Agreement, but excluding the BGC Global Opco Special Voting Limited Partnership Interest.

“BGC Global Opco Special Voting Limited Partnership Interest” means “Special Voting Limited Partnership Interest” as defined in the BGC Global Opco Limited Partnership Agreement.

“BGC Global Opco Unit” means “Unit” as defined in the BGC Global Opco Limited Partnership Agreement.

“BGC U.S. Opco Limited Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of BGC U.S. Opco, as it may be amended from time to time.

“BGC U.S. Opco Limited Partnership Interest” means “Limited Partnership Interest” as defined in the BGC U.S. Opco Limited Partnership Agreement, but excluding the BGC U.S. Opco Special Voting Limited Partnership Interest.

“BGC U.S. Opco Special Voting Limited Partnership Interest” means “Special Voting Limited Partnership Interest” as defined in the BGC U.S. Opco Limited Partnership Agreement.

“BGC U.S. Opco Unit” means “Unit” as defined in the BGC U.S. Opco Limited Partnership Agreement.

“Closing Date” means the date on which the Closing occurs.

“Distribution Ratio” means a fraction equal to one divided by 2.20.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the National Association of Securities Dealers, Inc. and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“NASDAQ” means the NASDAQ Global Select Market.

“Newmark Holdings Exchange Right Unit” means “Exchange Right Unit” as defined in the Newmark Holdings Limited Partnership Agreement.

“Newmark Holdings Exchange Right Interest” means “Exchange Right Interest” as defined in the Newmark Holdings Limited Partnership Agreement.

“Newmark Holdings Limited Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of Newmark Holdings, as it may be amended from time to time.

“Newmark Holdings Limited Partnership Interests” means “Limited Partnership Interests” as defined in the Newmark Holdings Limited Partnership Agreement.

“Newmark Opco Limited Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of Newmark Opco, as it may be amended from time to time.

“Newmark Opco Limited Partnership Interest” means “Limited Partnership Interest” as defined in the Newmark Opco Limited Partnership Agreement, but excluding the Newmark Opco Special Voting Limited Partnership Interest.

“Newmark Opco Special Voting Limited Partnership Interest” means “Special Voting Limited Partnership Interest” as defined in the Newmark Opco Limited Partnership Agreement.

“Newmark Opco Unit” means “Unit” as defined in the Newmark Opco Limited Partnership Agreement.

“Newmark Stock” means Class A common stock, par value $0.01 per share, of Newmark.

“Newmark Stock Price” means $14.57, which is the last reported sale price per share of Newmark Stock as reported on NASDAQ on the date of this Agreement.

“Order” means any statute, rule, regulation, judgment, decree, injunction or other order or decision that a Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Shares” means 17,051,071 newly issued shares of Class A common stock, par value $0.01 per share, of BGC Partners.

Section 1.2 Interpretive Provisions. Unless the express context otherwise requires: (a) wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (b) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (c) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; and (d) the word “or” shall be disjunctive but not exclusive.

ARTICLE II

INVESTMENTS; CLOSING

Section 2.1 Investments. Subject to the conditions and pursuant to the terms herein, at the Closing:

(a) Investment by BGC Partners in Newmark Holdings. BGC Partners shall contribute to Newmark Holdings an amount of cash equal to $112,924,593 (the “BGC Partners/Newmark Holdings Contribution Amount”) (which equals the number of Shares, multiplied by the Distribution Ratio multiplied by the Newmark Stock Price). In exchange for such contribution, Newmark Holdings shall issue to BGC Partners a Newmark Holdings Exchange Right Interest consisting of a number of Newmark Holdings Exchange Right Units equal to 7,750,486.82 (which equals the number of Shares, multiplied by the Distribution Ratio).

(b) Investment by BGC Partners in the BGC Opcos. BGC Partners shall contribute to the BGC Opcos an amount of cash equal to $129,035,407 (the “BGC Partners/BGC Opcos Contribution Amount”) (which equals the Investment Amount minus the BGC Partners/Newmark Holdings Contribution Amount). In exchange for such contribution, (i) BGC U.S. Opco shall issue to BGC Partners a BGC U.S. Opco Limited Partnership Interest consisting of a number of BGC U.S. Opco Units equal to the number of Shares; and (ii) BGC Global Opco shall issue to BGC Partners a BGC Global Opco Limited Partnership Interest consisting of a number of BGC Global Opco Units equal to the number of Shares.

(c) Investment by the BGC Opcos in Newmark Holdings. Immediately following the investment described in Section 2.1(b), the BGC Opcos shall contribute to Newmark Holdings an amount of cash equal to the BGC Partners/BGC Opcos Contribution Amount. In exchange for such contribution, Newmark Holdings shall issue to the BGC Opcos a Newmark Holdings Exchange Right Interest consisting of a number of Newmark Holdings Exchange Right Units equal to 8,856,239.33 (which equals the BGC Partners/BGC Opcos Contribution Amount, divided by the Newmark Stock Price).

(d) Investment by Newmark Holdings in Newmark Opco. Immediately following the investments described in Sections 2.1(a) through 2.1(c), Newmark Holdings shall contribute to Newmark Opco an amount of cash equal to the Investment Amount. In exchange for such contribution, Newmark Opco shall issue to Newmark Holdings a Newmark Opco Limited Partnership Interest consisting of a number of Newmark Opco Units equal to 16,606,726.15 (which equals the aggregate number of Newmark Holdings Exchange Right Units issued pursuant to Sections 2.1(a) and 2.1(c)).

Section 2.2 Agreement to Be Bound . Each of BGC Partners and its subsidiaries agrees that, to the extent that it holds any Newmark Holdings Limited Partnership Interest as a result of the transactions contemplated by this Agreement, it shall be bound by the terms and conditions of the Newmark Holdings Limited Partnership Agreement applicable to the holders of any such Newmark Holdings Limited Partnership Interest.

Section 2.3 Use of Investment Proceeds. Newmark Opco currently intends to use all of the cash proceeds that it receives pursuant to Section 2.1(d) to repay certain outstanding indebtedness of Newmark Opco.

Section 2.4 Closing. The consummation of the transactions contemplated hereby (the “Closing”) shall take place remotely by electronic transmissions as promptly as practicable following execution of this Agreement, subject to the satisfaction or waiver of the following conditions:

(a) no Order preventing the consummation of the transactions contemplated hereby shall be in effect; and

(b) the representations and warranties of the Parties shall be true and correct as of the Closing Date, as though made on and as of the Closing Date, excluding any failures of any such representations or warranties to be so true and correct, individually or in the aggregate, that have not had, and would not have, the effect of materially preventing or delaying the consummation of the transactions set forth herein.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other Parties as follows:

Section 3.1 Organization. Such Party has been duly organized, is validly existing and is in good standing as a limited partnership under the laws of the State of Delaware.

Section 3.2 Due Authorization. Such Party has all requisite organizational power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by such Party of this Agreement and the consummation by such Party of the transactions contemplated hereby have been duly and validly authorized by such Party, including by the Boards of Directors and Audit Committees of BGC Partners and Newmark, and no other proceeding, consent, approval or authorization on the part of such Party is necessary to authorize this Agreement or the consummation by such Party of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Party and, assuming due authorization and delivery by the other Parties, constitutes, a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms subject to general principles of equity and applicable laws affecting creditors’ rights generally.

Section 3.3 No Conflicts. The execution and delivery by such Party of this Agreement does not and will not (a) breach, violate, conflict with or result in a default under any provision of, or constitute an event that, after notice or lapse of time or both, would result in a breach or violation of, conflict with or default under, or accelerate the performance required, in each case in any material respect, or result in the termination of or give any Person the right to terminate, the organizational documents of such Party; or (b) breach, violate, conflict with or result in a default under any provision of, or constitute an event that, after notice or lapse of time or both, would result in a breach or violation of, conflict with or default under, in each case in any material respect, any applicable law or Order binding upon or applicable to such Party or any of its assets.

Section 3.4 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, no Party nor any other Person makes any other representation or warranty whatsoever, express or implied, on behalf of such Party, and any such other representations and warranties are hereby expressly disclaimed.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

Section 4.2 Further Assurances. From and after the date hereof, each of the Parties shall execute such documents and perform such further acts as may be reasonably required to carry out the applicable provisions hereof and the consummation of the transactions contemplated hereby.

Section 4.3 Waiver. Waiver of any term or condition of this Agreement by any Party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or a waiver of any other term or condition of this Agreement.

Section 4.4 Binding Effect; Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party without the prior written consent of the other Parties, and any purported assignment or other transfer without such consent shall be void and unenforceable.

Section 4.5 No Third-Party Beneficiary. Nothing in this Agreement shall confer any rights, remedies or claims upon any Person not a Party or a permitted assignee of a Party.

Section 4.6 Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware, regardless of the laws that might otherwise govern by application of the principles of conflicts of law thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

BGC PARTNERS, INC.

By:	/s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: Chairman and Chief Executive Officer

BGC HOLDINGS, L.P.

By:	BGC GP, LLC
its General Partner

By:	/ s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: Chairman and Chief Executive Officer

BGC PARTNERS, L.P.

By:	BGC Holdings, LLC
its General Partner

By:	/ s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: Chairman and Chief Executive Officer

[Signature Page to Investment Agreement]

NEWMARK GROUP, INC.

By:	/ s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: Chairman

NEWMARK HOLDINGS, L.P.

By:	Newmark GP, LLC
its General Partner

By:	/ s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: Chairman

NEWMARK PARTNERS, L.P.

By:	Newmark Holdings, LLC
its General Partner

By:	/ s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: Chairman

[Signature Page to Investment Agreement]